UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 14, 2023 (March 10, 2023)

UNIQUE LOGISTICS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-50612	01-0721929
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

154-09 146th Ave., Jamaica, New York	11434
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (718) 978-2000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 10, 2023, Unique logistics International, Inc. (the “Company”) entered into a financing agreement (the “Financing Agreement,” capitalized terms used but not otherwise defined herein have the same definitions given to such terms in the Financing Agreement) and related fee letter (“Fee Letter”) as borrower with certain of its subsidiaries party thereto as guarantors, the lenders party thereto, CB Agent Services LLC, as origination agent, and Alter Domus (US) LLC, as collateral agent and administrative agent. The Financing Agreement provides for an initial senior secured term loan in a principal amount of $4,210,526.32 and a delayed draft term loan in an aggregate principal amount of up to $14,789,473.68.

The proceeds of such term loans may be used to (i) pay fees and expenses related to entering into the Financing Agreement and the related transaction documents and the acquisitions of those certain entities contemplated by that certain Stock Purchase Agreement between the Company and seller thereunder (the “Seller”) and those separate certain Share Sale and Purchase Agreements, as previously reported on the Company’s Current Report on Form 8-K filed on February 27, 2023 (the “Acquisitions”), (ii) redeem certain of the notes issued to the Seller in connection with the Acquisition, and (iii) pay fees and expenses related of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of December 18, 2022, by and among Edify Acquisition Corp., a Delaware corporation, Edify Merger Sub, Inc., a Nevada corporation, and the Company, as previously reported on the Company’s Current Report on Form 8-K filed on December 19, 2022. The Company’s obligations under the Financing Agreement are or will be guaranteed by certain of its domestic subsidiaries as set forth in the Financing Agreement. Such obligations, including the guarantees, are secured by substantially all of the personal property of the Company and the subsidiary guarantors, pursuant to a security agreement (“Security Agreement”), dated March 10, 2023.

Each term loan under the Financing Agreement shall be, at the option of the Company, either a Base Rate Loan or a SOFR Loan. Base Rate Loans shall bear interest at a rate per annum equal to the Base Rate plus 9.00% per annum. SOFR Loans shall bear interest at a rate per annum equal to Adjusted Term SOFR plus 10.00% per annum. Under certain circumstances, a default interest rate will apply on all obligations during the existence of an event of default under the Financing Agreement at a per annum rate equal to 3.00% above the interest rate otherwise applicable to such obligations.

The Financing Agreement requires that the Loan Parties and their subsidiaries make certain mandatory prepayments (“Mandatory Prepayments”) including paying a certain percentage of Excess Cash Flow and the proceeds of Extraordinary Receipts. Any Mandatory Prepayments or repayment in full of the term loans will be subject to early termination fees in an amount equal to (a) a make-whole amount equal to (a) 1.35 times the aggregate original principal amount of the term loans funded under the Financing Agreement minus (b) the sum of (i) any interest paid to the Financing Agreement plus (ii) any Upfront Fees equal to 5.00% the amount of proceeds of Loans under the Agreement, Agency Fees, and Exit Fees equal to 5.00% of the aggregate original principal amount of the term loans paid pursuant to the Loan Documents, plus (iii) any principal amounts of the term loans paid as of the date of such prepayment or repayment. No make-whole amount will be owing or payable by the Company in respect of optional prepayment on or prior to the date that is nine (9) months following the effective date of the Financing Agreement.

The Financing Agreement contains customary representations, warranties, events of default and covenants by the Loan Parties and their subsidiaries, subject to customary materiality, material adverse effect and knowledge qualifiers. The Financing Agreement also contains (a) certain affirmative covenants that impose certain reporting obligations on the Loan Parties and their subsidiaries, (b) certain negative covenants that generally limit, subject to various exceptions, the Loan Parties and their subsidiaries from taking certain actions, including, without limitation, incurring indebtedness, making investments, incurring liens, paying dividends and engaging in mergers and consolidations, sale and leasebacks and asset dispositions, and (c) financial maintenance covenants in the form of a maximum leverage ratio and minimum liquidity. Obligations under the Financing Agreement may be declared due and payable upon the occurrence and during the continuance of customary events of default.

2

In connection with the Financing Agreement, Fee Letter, and Security Agreement, the Company also entered into several related documents. These include a Collateral Assignment assigning rights and rights of enforcement regarding warranties, representation, covenants and indemnities made by Seller under the Acquisition documents, an Intercompany Subordination Agreement through which each of the subsidiaries agreed to subordinate the indebtedness the Company owed to such subsidiary to the Company’s obligations under the Financing Agreement, and an Agent Fee Letter with Alter Domus (US) LLC governing the payment of Alter Domus (US) LLC’s service as collateral agent and administrative agent.

In connection with the foregoing, the Company’s current senior lender entered into an intercreditor agreement with Alter Domus (US) LLC, dated March 10, 2023, through which the senior lender confirmed the relative priority of the security interests in the assets and properties of the Company and its subsidiaries and related matters. The Company is not a party to the intercreditor agreement.

The foregoing summaries of the Financing Agreement, Fee Letter, Security Agreement, Collateral Assignment, Intercompany Subordination Agreement, and Agent Fee Letter set forth herein are qualified in their entirety by references to such documents, filed as Exhibits 10.1, 10.2, 10.3, 10.3, 10.4, 10.5 and 10.6 hereto, respectively, which are incorporated by reference herein.

The Financing Agreement and the related Loan Documents contain representations and warranties by each of the parties thereto, which were made only for purposes of that agreement and as of specified dates. The representations, warranties and covenants in the Financing Agreement and the related Loan Documents were made solely for the benefit of the parties to such agreements; are subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosure schedules; may have been made for the purposes of allocating contractual risk between the parties to such agreements instead of establishing these matters as facts; and are subject to standards of materiality applicable to the contracting parties that may differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of such agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Items 1.01 of this Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
10.1	Financing Agreement, dated March 10, 2023, by and among Unique Logistics International, Inc., Unique Logistic Holdings, Inc., Unique Logistics International (NYC), LLC, Unique Logistics International (BOS), Inc., Alter Domus (US) LLC, CB Agent Services LLC, CB Participations SPV, LLC, and CP IV SPV, LLC
10.2	Fee Letter, dated March 10, 2023, by and among Unique Logistics International, Inc., Unique Logistic Holdings, Inc., Unique Logistics International (NYC), LLC, Unique Logistics International (BOS), Inc., Alter Domus (US) LLC, and CB Agent Services LLC
10.3	Security Agreement, dated March 10, 2023, by and among Unique Logistics International, Inc., Unique Logistic Holdings, Inc., Unique Logistics International (NYC), LLC, Unique Logistics International (BOS), Inc., and Alter Domus (US) LLC
10.4	Collateral Assignment, dated March 10, 2023, by and among Unique Logistics International, Inc. and Alter Domus (US) LLC
10.5	Intercompany Subordination Agreement, dated March 10, 2023, by and among Unique Logistics International, Inc., Unique Logistic Holdings, Inc., Unique Logistics International (NYC), LLC, Unique Logistics International (BOS), Inc., Unique Logistics International (India) Private Ltd., ULI (North & East China) Company Limited, Unique Logistics International (H.K.) Limited, ULI (South China) Limited, Unique Logistics International (South China) Limited, Unique Logistics International (Shanghai) Co., Ltd., Shenzhen Unique logistics International Limited, and Alter Domus (US) LLC
10.6	Agent Fee Letter, dated March 10, 2023, by and among Unique Logistics International, Inc. and Alter Domus (US) LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIQUE LOGISTICS INTERNATIONAL, INC.

Date: March 14, 2023	By:	/s/ Sunandan Ray
	Name:	Sunandan Ray
	Title:	Chief Executive Officer

4